UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2015

Conifer Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-37536 (Commission File Number)	27-1298795 (IRS Employer Identification No.)

550 West Merrill Street, Suite 200

Birmingham, MI 48009

(Address of Principal Executive Offices)  (Zip Code)

(248) 559-0840

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 26, 2015, Conifer Holdings, Inc., a Michigan corporation (the “Company”), amended its articles of incorporation to remove the provision designating the powers, preferences, rights and qualifications, limitations and restrictions of 60,600 shares of its previously designated Preferred Stock (the “Preferred Shares”).  The Preferred shares were repurchased by the Company following the closing of the Company’s initial public offering on August 18, 2015 and no Preferred Shares remain outstanding.  The Second Amended and Restated Articles of Incorporation (the “Second Amendment”) were previously approved by a majority of the Company’s shareholders, with the filing of the Second Amendment contingent upon the repurchase of the Preferred Shares.  The Second Amendment did not change the prior articles of incorporation in any other respect.

This summary is qualified in its entirety by reference to the Second Amended and Restated Articles of Incorporation, a copy of which is filed herewith as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

Item 9.01                              Financial Statements and Exhibits.

(d)                                                                   Exhibits

3.1                                                                 Second Amended and Restated Articles of Incorporation of Conifer Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings, Inc.

By:	/s/ BRIAN J. RONEY
Brian J. Roney
President

Date: August 28, 2015

EXHIBIT INDEX

No.	Description

3.1	Second Amended and Restated Articles of Incorporation of Conifer Holdings, Inc.